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[GRAPHIC OMITTED]                                                  Exhibit 99.1

                          OCWEN ASSET INVESTMENT CORP.
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FOR IMMEDIATE RELEASE               FOR FURTHER INFORMATION CONTACT:
                                      MARK S. ZEIDMAN
                                      SR. VICE PRESIDENT & CFO
                                      T: (561) 682-8600
                                      E: mzeidman@ocwen.com


                          OCWEN ASSET INVESTMENT CORP.
                       SUCCESSFULLY COMPLETES TENDER OFFER

WEST PALM BEACH, FL - (December 22, 2000) Ocwen Asset Investment Corp., a wholly-owned subsidiary of Ocwen Financial Corporation (NYSE:OCN), announced today that as of 5:00 P.M. New York City time, on December 21, 2000, it has completed the acquisition of $98,025,000 (or 99.95%) in aggregate principal amount outstanding of its 11 1/2% Redeemable Notes due 2005 pursuant to its Offer to Purchase and Consent Solicitation Statement dated November 14, 2000 as supplemented by the Supplement dated December 8, 2000 for aggregate consideration, including accrued and unpaid interest to, but not including, December 22, 2000, the Payment Date, of approximately $91 million.

Friedman, Billings, Ramsey & Co., Inc. was the exclusive Dealer Manager and Solicitation Agent and Wells Fargo Bank Minnesota, National Association was Depositary Agent for the tender offer and consent solicitation.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary businesses are the servicing and resolution of subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the related development of loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

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